Joint Filer Information

Title of Security:        Common Stock

Issuer & Ticker Symbol:   MSC.Software Corporation (MSCS)

Designated Filer:         Elliott International, L.P.

Other Joint Filers:       Elliott International Capital Advisors Inc. ("EICA")

Addresses:                The address of EICA is for 712 Fifth Avenue,
                          36th Floor, New York,
                          New York 10019.

Signatures:


Dated:  June 24, 2008          ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.


                               By: /s/ Elliot Greenberg
                                   --------------------
                                   Elliot Greenberg,
                                   Vice President